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                                 EXHIBIT (99-5)



       Directors and Officers (Third) Excess Liability Binder of Insurance

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[AWA LOGO] ALLIED WORLD ASSURANCE COMPANY, LTD.

The Bermuda Commercial Bank Building 43 Victoria Street Hamilton HM 18, Bermuda
- TEL 441-278-5400 - FAX 441-296-3428

                              BINDER CONFIRMATION

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To:      Marty Svenson                      FROM:
                                            David Bell

COMPANY: H&H Park                           DATE:
                                            June 27, 2002

ADDRESS: Bermuda                            NO. OF PAGES:    4


FAX NO.:

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INSURED NAME:              Procter & Gamble Co.
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INSURED ADDRESS:           One Procter & Gamble Plaza
                           Cincinnati, OH 45202
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IT IS HEREBY UNDERSTOOD AND AGREED THAT COVERAGE IS BOUND AS FOLLOWS:
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INSURANCE COMPANY:         Allied World Assurance Company Ltd.
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ISSUING CARRIER:           Allied World Assurance Company Ltd.
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UNDERWRITER:               David Bell
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TYPE OF INSURANCE:         Director's and Officer's Excess Liability
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POLICY FORM:               Follow Form
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AWAC POLICY FORM:          D&O DB (02/02) shortform
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POLICY TRIGGER:            Claims Made
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POLICY REFERENCE (POLICY   TBD
NUMBER):
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POLICY PERIOD:             June 30, 2002 to June 30, 2003
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CURRENCY:                  United States Dollars (US$)
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COVERED LAYER LIMITS:      US$ 25,000,000   PER CLAIM
                           US$ 25,000,000   AGGREGATE WHERE APPLICABLE

                           EXCESS OF
                           US$ 75,000,000   PER CLAIM
                           US$ 75,000,000   ANNUAL AGGREGATE WHERE APPLICABLE
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UNDERLYING CARRIERS:       Ace    US$ 25,000,000 excess of Primary
                           XL     US$ 25,000,000 excess of US$ 25,000,000
                           Ace    US$ 25,000,000 excess of US$ 50,000,000

                           EXCESS OF UNDERLYING INSURANCE AND SELF-INSURED RETENTIONS AS LISTED IN THE LEAD POLICY.

                           NOTE: APPLICABLE AGGREGATE(S) IF POLICY PERIOD
                           EXCEEDS 365 DAYS
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AWAC PARTICIPATION OF      100%
COVERED LAYER LIMITS:
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AWAC LIMITS:               US$ 25,000,000
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AWAC PREMIUM:              US$ 348,000.
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COMMISSION:                12%
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QUOTE EXPIRY DATE:         Policy Inception Date or 30 days after date quotation
                            issued
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APPLICABLE                 1. PRIOR AND PENDING LITIGATION EXCLUSION &
ENDORSEMENTS:                 CONTINUITY MAY BE BACKDATED UPON RECEIPT OF THE
                              EXPIRING.
                           2. PRIOR NOTICE EXCLUSION AT INCEPTION.
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FOLLOW FORM:        a) COMPANY: Ace

                    b) POLICY NO.: TBD

                    c) POLICY PERIOD: June 30, 2002 to June 30, 2003

                    d) POLICY LIMITS:
                       US$ 25,000,000   PER CLAIM
                       US$ 25,000,000   ANNUAL AGGREGATE WHERE APPLICABLE

                    e) PREMIUM: US$ 420,000

                    f) POLICY FORM: EXECUTIVE PROTECTION POLICY

                    g) ENDORSEMENTS: FOLLOW THE PRIMARY BINDER ON ENDORSEMENTS
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         ENDORSEMENTS AWAC WILL NOT FOLLOW:

         1. State Amendatory, Choice of Law, Panel Counsel or Arbitration Endorsements, if any;

         2.       Underlying sub-limits, however we will recognize erosion;

         3. Any Others - To Be Determined upon receipt/review of the followed policy.
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TERMS AND CONDITIONS

1. This binder is strictly conditioned upon no material change in the risk occurring between the date of the quote letter and the inception date of the proposed policy (including any claim or notice of circumstances which may be reasonably expected to give rise to a claim under any policy of which the policy being proposed by this letter is a renewal, replacement or excess of). In the event of such change in risk, the Insurer may at its sole discretion, whether or not this quotation has already been accepted by the Insured, modify and/or withdraw this quotation.

2. This binder is subject to receipt and favorable review of the following:
         a) Complete copy of "Followed Policy" (including endorsements and schedules).
         b) Complete copy of signed binders (including terms and conditions) for the "Followed Policy" AND any underlying policies for all layers that attach beneath the AWAC layer.
         c)       Confirmation of any additional
                  endorsements/amendments/exclusions for the expired lead and underlying policies.

3. Any restrictive policy terms and/or conditions that apply to underlying policies that are in excess of the followed policy but underlying to the AWAC Excess policy will also apply to the AWAC Excess limit of liability. Any additional endorsements to the AWAC Policy will be determined upon review of the above-required documentation.

(Premium Payment)
4. Binding is subject to payment of premium on or before 15 days. If the premium in respect of an annual period or proof of payment thereof is not received by the Company within five (5) business days of commencement of the annual period, or the number of days after the binding date listed above, whichever is greater, the Policy will be canceled automatically retroactively to the anniversary date.

(Taxes)
5. The above quotation does not include any amount with respect to any taxes, including UK Insurance Premium Tax (IPT). The terms of our proposal include the obligation of the Insured to reimburse AWAC for any Insurance Premium Tax incurred by it with respect to the premiums received from the Insured. We require this information no later than
         (30) days after binding.

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SUBJECTIVITIES:
This binder is subject to receipt, review and acceptance of the following information prior to binding:

1. Copy of the primary binder.

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2. Copies of all underlying binders within 5 days of binding.
3. Copies of all underlying policies, as soon as possible.
4. Confirmation that any higher layer placed does not attract the same or higher premium per million than AWAC's lower layer.
5. This binder is subject to the receipt, review and acceptance of the completed program.

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ADDITIONAL COMMENTS:
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Thank you for the opportunity to bind this account!

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                                                      David Bell